Exhibit 99.1

News Release
www.nortel.com

FOR IMMEDIATE RELEASE	December 21, 2007

For more information:

Media Mohammed Nakhooda (905) 863-7407 (647) 292-7180 mohammna@nortel.com
Nortel Commences Registered Exchange Offer for its
10.75% Senior Notes Due 2016
10.125% Senior Notes Due 2013
Floating Rate Senior Notes Due 2011
TORONTO — Nortel* Networks Limited today announced offers to exchange (1) any and all of the U.S.$450,000,000 outstanding principal amount of 10.75% Senior Notes due 2016 for an equal amount of new 10.75% Senior Notes due 2016, (2) any and all of the U.S.$550,000,000 outstanding principal amount of 10.125% Senior Notes due 2013 for an equal amount of new 10.125% Senior Notes due 2013, and (3) any and all of the U.S.$1,000,000,000 outstanding principal amount of Floating Rate Senior Notes due 2011 for an equal amount of new Floating Rate Senior Notes due 2011. The outstanding notes are, and the new notes will be, fully and unconditionally guaranteed by Nortel Networks Corporation and initially guaranteed by Nortel Networks Inc.
The terms of the new notes are substantially the same as the original notes, except that the new notes will be registered under the U.S. Securities Act of 1933, as amended, and the new notes have no transfer restrictions, rights to additional interest or registration rights, except for certain restrictions on transfers of new notes in Canada under applicable Canadian securities laws. The new notes have not been, and will not be, qualified for distribution under the securities laws of any province or territory of Canada except pursuant to available exemptions therefrom.
A written prospectus providing the terms of each exchange offer may be obtained through the information agent, which can be contacted at:
D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and brokers call: (212) 269-5550
All others call: (800) 659-6590
These exchange offers commenced on December 21, 2007, and are scheduled to expire at 5:00 p.m., New York City time, on January 25, 2008, unless extended.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. These exchange offers are being made only pursuant to the prospectus dated December 21, 2007 ( and to Canadian residents only pursuant to a private placement memorandum of the same date) and only to such persons and in such jurisdictions as is permitted under applicable law.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.
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About Nortel
Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next-generation technologies, for both service provider and enterprise networks, support multimedia and business-critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, ”targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different from those contemplated in forward-looking statements. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.